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                                                                     Exhibit 23B


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statements (Form S-8, Nos. 2-90738 and 33-66700) of One Valley Bancorp, Inc. of our report dated January 30, 1998, relating to the consolidated statement of financial condition of FFVA Financial Corporation and subsidiary as of December 31, 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year ended December 31, 1997, which report appears in this December 31, 1999 annual report on Form 10-K/A of One Valley Bancorp, Inc.


                                           /s/ Cherry, Bekaert & Holland, L.L.P.

Lynchburg, Virginia
March 31, 2000